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                                                                    Exhibit 10.1


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "LOAN AGREEMENT") is entered into and made effective this 16th day of April 2004, by and among AESP, INC., a Florida corporation ("AESP"), SLAV STEIN ("STEIN"), ROMAN BRISKIN ("BRISKIN") and BENDES INVESTMENT LTD, a Hong Kong Limited ("BENDES").


                                    RECITALS

         WHEREAS, on September 23, 1999, AESP entered into that certain loan agreement ("COMMERCE AGREEMENT") in the maximum principal amount of $3,500,000, in favor of Commercebank, N.A. (the "BANK");

         WHEREAS, on September 23, 1999, AESP entered into a Security Agreement (the "COMMERCE SECURITY Agreement") granting to the Bank a security interest in the "COLLATERAL" as such term is defined in the Commerce Security Agreement, as security for AESP's obligations under the Commerce Agreement;

         WHEREAS, on September 23, 1999, each of Stein and Briskin entered into a Guaranty Agreement (each a "GUARANTY" and collectively, the "GUARANTEES") guaranteeing all of the obligations of AESP to the Bank;

         WHEREAS, the Bank has demanded that AESP repay the Commerce Agreement in the amount of $631,000 (the "LOAN BALANCE");

         WHEREAS, Bendes has agreed, subject to the terms and conditions of this Loan Agreement, to lend (the "BENDES LOAN") to AESP the sum of $631,000.00 (the "BENDES LOAN AMOUNT") to pay off in-full the Loan Balance;

         WHEREAS, as a material inducement for Bendes to enter into this Loan Agreement and to grant the Bendes Loan, AESP has agreed to enter into a secured promissory note, in the form attached hereto as EXHIBIT A (the "BENDES PROMISSORY NOTE"), evidencing the terms and conditions of the Bendes Loan;

         WHEREAS, as a material inducement for Bendes to enter into this Loan Agreement and to grant the Bendes Loan, AESP has agreed to enter into a security agreement in the form attached hereto as EXHIBIT B (the "BENDES SECURITY AGREEMENT") granting to Bendes a first priority perfected security interest in and to all of the assets of AESP, excluding those assets upon which KBK Financial, Inc. has been granted a security interest or about on November 4, 2003, to which Bendes shall have second priority, as security for AESP's obligations under the Bendes Promissory Note;

         WHEREAS, as a material inducement for Bendes to enter into this Loan Agreement and to grant the Bendes Loan, Stein and Briskin (each a "GUARANTOR" and collectively, the "GUARANTORS") shall enter into a guaranty, in the form attached hereto as EXHIBIT C (the "BENDES

GUARANTY"), guaranteeing, jointly and severally, the full and prompt payment and performance of AESP' obligations under the Bendes Promissory Note; and

         WHEREAS, this Loan Agreement, the Bendes Promissory Note, the Bendes Security Agreement and the Bendes Guaranty, shall collectively be referred to as the "TRANSACTION DOCUMENTS".

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS. The above recitals are true and correct and same are incorporated herein by this reference.

         2. BENDES LOAN. Pursuant to the terms and subject to the conditions set forth in this Loan Agreement, Bendes hereby agrees to grant to AESP the Bendes Loan in the Bendes Loan Amount ($631,000.00). The entire principal balance outstanding on the Bendes Loan from time to time shall accrue interest at a rate of the Prime Rate (as defined in the Bendes Promissory Note) plus eight percent (8%). Interest only shall be payable by AESP to Bendes on a monthly basis, as set forth in the Bendes Promissory Note. The entire principal balance of the Bendes Loan together with accrued but unpaid interest and such other amounts payable by AESP to Bendes under the Bendes Promissory Note shall be due and payable on or before April 16, 2005, and shall otherwise be payable in accordance with the terms and subject to the conditions set forth in the Bendes Promissory Note.

         3. FUNDING. At the Closing (as hereinafter defined) and in full satisfaction of its obligations hereunder, Bendes shall deliver to the Bank via wire transfer the Bendes Loan Amount in full payment of the Loan Balance.

         4. BENDES GUARANTY. On the date of the Closing (the "CLOSING DATE") and as a material inducement for the Bendes to enter into this Loan Agreement and to grant the Bendes Loan to AESP, each of the Guarantors, each deriving a material benefit from such transaction, shall enter into the Bendes Guaranty, guaranteeing, jointly and severally, the prompt and full payment and performance by AESP of its obligations under the Bendes Promissory Note.

         5. SECURITY.

                  5.1. BENDES SECURITY AGREEMENT. On the Closing Date and as a material inducement for Bendes to enter into this Loan Agreement and to grant the Bendes Loan to AESP, AESP hereby agrees to enter into the Bendes Security Agreement granting to Bendes a first priority perfected security interest in all of its assets, both tangible and intangible, AESP, excluding those assets upon which KBK Financial, Inc. has been granted a security interest on or about November 4, 2003 to which Bendes shall have second priority, pursuant to the terms and subject to the conditions of the Bendes Security Agreement, as security for its obligations under the Bendes Promissory Note.

                  5.2. KEY-MAN INSURANCE. For so long as any obligations are outstanding under the Bendes Promissory Note, AESP shall maintain, at its sole cost and expense, a term life



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insurance policy (the "POLICY") on the life of Stein and Briskin in an amount not less than the total obligations then outstanding under the Bendes Promissory Note designating Bendes the sole beneficiary thereof with a last-to-die provision. On the Closing Date and on each anniversary thereof, for so long as the obligations are outstanding under the Bendes Promissory Note, AESP shall provide evidence to Bendes that the premium for the Policy has been paid in advance for at least twelve (12) months after the date thereof.

         6. EQUITY CAPITAL OBTAINED BY AESP. During any time that the Bendes Loan remains outstanding and not fully repaid, if AESP obtains any equity funding from any source ("EQUITY FUNDING"), all amounts net of the expenses of such Equity Funding shall be paid to Bendes within two (2) business days of the AESP's receipt of the Equity Funding until all principal and accrued, but unpaid, interest due under the Bendes Loan has been paid to Bendes.

         7. CLOSING. The Closing and the funding of the Bendes Loan shall be subject to:

                  7.1. Bendes being satisfied in his sole and absolute discretion with his due diligence of AESP and the Guarantors, respectively, and of the assets to which he is receiving a security interest pursuant to the Transaction Documents;

                  7.2. the Bank acknowledging and agreeing, in writing, that upon its receipt of the Bendes Loan Amount, none of the parties under the Commerce Agreement, Commerce Security Agreement or Guarantees shall have any further obligations arising from or relating thereto;

                  7.3. the Bank acknowledging and agreeing, in writing, that upon its receipt of the Bendes Loan Amount, it shall file a UCC-3 terminating its security interest in the Collateral and any and all other assets of AESP in which it has a security interest;

                  7.4. each of the parties hereto having executed this Loan Agreement;

                  7.5. AESP having executed the Bendes Promissory Note and the Bendes Security Agreement;

                  7.6. each of the Guarantors having entered into the Bendes Guaranty;

                  7.7. certificates of good standing for AESP shall have been delivered to Bendes;

                  7.8. resolution of the board of directors of AESP, authorizing this Loan Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall have been delivered to Bendes;

                  7.9. payment by AESP to Bendes of all fees, costs and expenses, including reasonable attorneys' fees, incurred in the negotiation and preparation of this Loan Agreement and the Transaction Documents, as well as all fees, costs and taxes (other than any Federal or State Income Tax liability) arising from the transactions contemplated hereby (including, without limitation, recording costs and documentary stamp taxes);

                  7.10. an opinion from AESP's counsel that upon execution of this Loan Agreement, the Transaction Documents and the filing of a UCC-1 covering the Pledged Collateral (as defined in the Security Agreement), Bendes shall have a perfected security interest in and to the Pledged Collateral;

                  7.11. the parties hereto having delivered any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Loan Agreement, and to consummate the transactions contemplated by this Loan Agreement;

                  7.12. KBK Financial, Inc. and Bendes shall executed an Intercredit Agreement, the form of which shall be approved by Bendes.

         8. FURTHER ASSURANCES. The parties hereto shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the purposes of this Loan Agreement and the Transaction Documents.

         9. DEFAULT.

                  9.1. Each of the following events shall constitute a default under this Agreement (each an "EVENT OF DEFAULT"):

                           9.1.1. any default, whether in whole or in part,
shall occur in the payment to the Secured Party of principal or interest or AESP shall default in the payment of any other item comprising the Bendes Notes or other payments under the Transaction Documents as and when due and five (5) calendar days shall have elapsed without cure thereof;

                           9.1.2. any default by AESP, whether in whole or in
part, shall occur in the due observance or performance of any other covenant, term or provision to be performed under this Agreement or any of the Transaction Documents and fifteen (15) calendar days shall have elapsed without cure thereof;

                           9.1.3. any other default, whether in whole or in
part, by the Guarantors shall occur in the due observance or performance of any covenant, term or provision to be performed under the Transaction Documents and fifteen (15) calendar days shall have elapsed without cure thereof;

                           9.1.4. AESP or any Guarantor shall: (1) make a
general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties;
(3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any



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proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

                           9.1.5. any case, proceeding or other action shall be
commenced against the Borrower or any Guarantor for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iv) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Borrower or any Guarantor, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Borrower or any Guarantor; and the same shall not be stayed, dismissed, bonded or discharged within sixty (60) calendar days after commencement, entry or appointment, as the case may be; or

                           9.1.6. a Change of Control shall occur. For purposes
hereof, a "CHANGE OF CONTROL" means (a) the occurrence of a change in more than fifty percent (50%) of the Board of Directors of AESP or (b) any person acquiring, directly or indirectly, voting control of thirty-five percent (35%) or more of the issued and outstanding capital stock of AESP, in each case, without the prior written consent of Bendes, which consent shall not be unreasonably withheld.

         10. REPRESENTATIONS AND WARRANTIES.

                  10.1. REPRESENTATIONS AND WARRANTIES OF AESP, STEIN AND BRISKIN. AESP, Stein and Briskin hereby represent and warrant, jointly and severally, as of the date hereof and as of the Closing Date, as follows:

                           10.1.1. AESP is a corporation duly organized, validly
existing and in good standing under the laws of its jurisdiction of incorporation. AESP has the corporate power and authority to carry on its business as now conducted and to operate, own and lease its properties.

                           10.1.2. Each of AESP, Stein and Briskin has the full
power and authority to execute and deliver this Loan Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by AESP. Each of the Transaction Documents have been duly and validly executed and delivered, and constitute the legal, valid and binding agreements of AESP, Stein and Briskin enforceable against each of them in accordance with its terms, subject in each case to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                           10.1.3. The execution and delivery of the Transaction
Documents and the consummation and compliance with the transactions contemplated hereunder and thereunder by each of AESP, Stein and Briskin shall not, directly or indirectly (with or without notice or the lapse of time or both): (i) contravene, conflict with, or result in a violation of any provision of any of their respective governing documents, if applicable, or the resolutions adopted by their respective Board of Directors, if applicable; or (ii) result in the breach or violation of any contract, agreement or instrument to which it is a party or by which it is bound.



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                           10.1.4. There is no requirement applicable to AESP,
Stein and Briskin to make any filing with, or to obtain any permit, authorization, license, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Loan Agreement.

                           10.1.5. AESP is the owner and holder of the Pledged
Collateral (as defined in the Security Agreement) and has the right, title and authority to grant a security interest it, pledge, assign and convey the Pledged Collateral. AESP has not previously sold, transferred, or conveyed the Pledged Collateral except to KBK Financial, Inc., to the extent set forth in Section 5.1 and AESP has not entered into any executory contracts for the sale, transfer conveyance of the Pledged Collateral, and Bendes, upon consummation of the transactions contemplated hereby, shall have a first priority perfected security interest in and to the Pledged Collateral, free and clear of any claims, security interests, mortgages, restriction or encumbrances of any kind whatsoever (collectively, "ENCUMBRANCES"), except as customary for the business of AESP, which would not materially adversely affect Bendes' security interest in the Pledged Collateral.

                           10.1.6. No legal proceeding before any federal,
national, international, foreign, provincial, state, local, agency, department or body ("GOVERNING AUTHORITY") is pending or threatened against or affecting AESP, Stein, Briskin or, the Pledged Collateral and none of AESP, Stein and Briskin are aware of any third party that is contemplating any such legal proceeding or believes that it has a basis in law for any such legal proceeding.

         11. LIMITATION OF LIABILITY/INDEMNIFICATION. Bendes shall not have any obligations arising from or relating to the Pledged Collateral as a result of the transactions contemplated by this Loan Agreement or the Transaction Documents, and each of AESP, Stein and Briskin hereby indemnify and hold Bendes harmless from any claims arising from or relating to the breach by any of AESP, Stein and Briskin or any of their affiliated or related parties, of any of their obligations under this Loan Agreement or the Transaction Document, or arising from or relating to the Pledged Collateral.

         12. MISCELLANEOUS.

                  12.1. ENTIRE AGREEMENT AND AMENDMENTS. This Loan Agreement, together with the Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding between the parties hereto, and neither this Loan Agreement nor any provision hereof may be waived, modified, amended or, except to the extent, if any, otherwise provided in this Loan Agreement, terminated, except by a written agreement signed by the parties hereto.

                  12.2. WAIVERS. No waiver of any breach, default or provision hereunder shall be considered valid unless in a writing signed by the party to be charged therewith, and no such waiver shall be deemed a waiver of any subsequent breach or default hereunder.

                  12.3. ASSIGNMENT OF LOAN AGREEMENT. Neither AESP nor Bendes may assign this Loan Agreement without the written consent of the other party.



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                  12.4. SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and against the parties hereto and their heirs, personal or other legal representatives, administrators, successors and permitted assigns.

                  12.5. NEGOTIATED AGREEMENT. The parties to this Loan Agreement have fully participated in its negotiation and preparation. Accordingly, this Loan Agreement shall not be more strictly construed against any of the parties.

                  12.6. SEVERABILITY. If any provision of this Loan Agreement, not effecting the commercial purpose of this Loan Agreement, shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Loan Agreement, and this Loan Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein; provided, however, that if any provision effecting the commercial purpose of this Loan Agreement, including the granting of any security interest contemplated herein, or any guaranty contemplated herein, is rendered void, in whole or in part, then the entire amounts outstanding under the Bendes Note shall immediately become due and payable.

                  12.7. SURVIVAL. The representations, warranties and indemnities of each of the parties hereto, as well as all obligations of each party hereto contemplated to occur after the Closing, shall continue in full force and effect and shall survive the Closing.

                  12.8. NOTICES. All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Loan Agreement shall be in writing and shall be deemed to have been duly given if and (a) when delivered personally, (b) five days after they are mailed by first class certified mail, return receipt requested, postage prepaid, or (c) two days after they are sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at the following addresses or to such other addresses as the parties may give notice in accordance herewith:

If to Bendes:                          Bendes Investment Ltd
                                       1523 Prince's Building
                                       10 Chater Road
                                       Hong Kong, SAR
                                       Attn:    Dr. Matthias W. Rickenbach

With a copy to:                        Kirkpatrick & Lockhart LLP
                                       Miami Center, Suite 2000
                                       201 S. Biscayne Blvd.
                                       Miami, Florida  33131
                                       Attn:    Harris C. Siskind, Esq.





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If to AESP, Stein or Briskin           AESP, Inc.
                                       1810 N.E. 114th Street
                                       North Miami, Florida 33181
                                       Attn:    Slav Stein

With a copy to:                        Akerman Senterfitt
                                       One Southeast Third Avenue, Suite 2800
                                       Miami, Florida  33131
                                       Attn:    Philip Schwartz


                  12.9. GOVERNING LAW; FORUM. This Loan Agreement and all transactions contemplated by this Loan Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. The parties hereto hereby agree to the exclusive jurisdiction of the state courts situated in Miami-Dade County and the parties hereby waive any objection which they may have to the laying of venue of any such proceeding in such court and waive any claim of inconvenient forum with respect to such venue. The parties hereto further agree that service of process, relating to an action arising hereunder, pursuant to the notice provision set forth in this Loan Agreement shall be sufficient and hereby waive any claim for insufficiency of process as a result of a party's use of such method of service.

                  12.10. WAIVER OF JURY TRIAL. THE PARTIES TO THIS LOAN AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES ENTERING INTO THIS LOAN AGREEMENT.

                  12.11. ENFORCEMENT COSTS. If any legal action or other proceedings is brought for the enforcement of this Loan Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Loan Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

                  12.12. COSTS AND EXPENSE. All fees, costs and expenses, including reasonable attorneys' fees, incurred in the negotiation and preparation of this Loan Agreement and the Transaction Documents, as well as all fees, costs and taxes (other than any Federal or State Income Tax liability) arising from the transactions contemplated hereby (including, without limitation, recording costs and documentary stamp taxes) shall be the sole responsibility and liability of AESP and shall be payable to Bendes at Closing.



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                  12.13. INDEPENDENT REPRESENTATION. Each party hereto
acknowledges and agrees that it, he or she has had the opportunity to seek independent counsel of its, his or her own choice in connection with this Loan Agreement and fully understanding the terms of this Loan Agreement and the transactions contemplated hereby.

                  12.14. COUNTERPARTS. This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation by a facsimile signature shall be binding upon that party so confirming.

         IN WITNESS WHEREOF, the parties hereunto have executed this Loan Agreement as of the day and year first above written.

                                       AESP, INC.

                                       By: /s/ Roman Briskin
                                           -------------------------------------
                                       Name:    Roman Briskin
                                       Title:   Executive Vice President


                                       BENDES INVESTMENT LTD

                                       By: /s/ Dr. Matthias W. Rickenbach
                                           -------------------------------------
                                       Name:    Dr. Matthias W. Rickenbach
                                       Title:   Director


         The undersigned hereby acknowledges the terms of, and join in the covenants, representations and warranties of Sections 8, 10, 11 and 12 of, that certain Loan Agreement dated April 16, 2004 delivered by AESP, Inc. to Bendes Investment, Ltd.


                                       /s/ Slav Stein
                                       -----------------------------------------
                                       Slav Stein



                                       /s/ Roman Briskin
                                       -----------------------------------------
                                       Roman Briskin







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